UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [XX]

Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only

[ ] Definitive Proxy Statement

[XX] Definitive Additional Materials

[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Commission File No. 0-827

Empire Statement Building Associates L.L.C.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than Registrant)

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EMPIRE STATE BUILDING ASSOCIATES L.L.C.

c/o Wien & Malkin llc

60 East 42nd Street

New York, New York 10165

Telephone: (212) 687-8700

Telecopier: (212) 986-7679

July 16, 2008

To Participants in Empire State Building Associates L.L.C.:

We are pleased to announce that we are now close to the required 80% consent for all the items in the improvement and investment financing program recommended in our June 9, 2008 letter. More than 94% of Participants responding to date have replied in the affirmative on all consents recommended.

Because we have not yet received your response, we are enclosing a duplicate Consent form.

If you have any question, you may wish to consult your own adviser. Please feel free separately to contact at Wien & Malkin (212-687-8700) Alvin Silverman or Ned H. Cohen regarding the program or Melanie Boruch regarding signing and returning the Consent.

To speed the proposed financing and save additional consent solicitation costs, we strongly recommend that you consent by promptly signing and returning the enclosed Consent in the self-addressed envelope.

Very truly yours,

Peter L. Malkin	Anthony E. Malkin
Chairman, Wien & Malkin LLC	President, Wien & Malkin LLC

Enc.